UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2016
CAREY WATERMARK INVESTORS 2 INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-55461	46-5765413
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 14, 2016, Carey Watermark Investors 2 Incorporated (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the final voting results from the Annual Meeting.

Proposal One
To elect six Directors to serve until the 2017 annual meeting and until their respective successors are duly elected and qualify:

Name of Director	For	Withheld	Abstain	Broker Non-Votes
Mark J. DeCesaris	14,849,056	304,289	-	7,432,309
Charles S. Henry	14,845,827	307,518	-	7,432,309
Michael D. Johnson	14,846,979	306,366	-	7,432,309
Michael G. Medzigian	14,833,323	320,022	-	7,432,309
Robert E. Parsons, Jr.	14,848,552	304,793	-	7,432,309
William H. Reynolds, Jr.	14,822,817	330,528	-	7,432,309

For Proposal One, each of the directors received the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting and, as a result, each was elected to serve until the next annual meeting of stockholders.

Proposal Two

	For	Against	Abstain	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2016	22,398,241	68,124	119,289	-

Proposal Two was approved after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors 2 Incorporated

Date:	June 20, 2016	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director